UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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EXXON MOBIL CORPORATION

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Exxon Mobil Corporation	Stephen A. Littleton
5959 Las Colinas Boulevard Irving, TX 75039-2298	Vice President, Investor Relations and Secretary

May 11, 2021

Re: Supplemental Information Related to Item 3 – Advisory Vote to Approve Executive Compensation

Dear Investor,

In ExxonMobil’s 2021 Proxy Statement, we summarize the key design features of our compensation program, which ties compensation to long-term shareholder value creation and success in a lower-carbon future, and 2020 pay decisions.

The charts on page 53 compare ExxonMobil CEO compensation versus compensation benchmark companies over a 1-year and 10-year period. 2020 data for compensation benchmark companies have recently become available as they have filed their 2021 proxies. Therefore, these charts have been updated for the most recent time period, as displayed below. This also updates all other references to ExxonMobil’s rank percentile in the CD&A.

Total Direct Compensation is compensation granted during the year, including salary, current year bonus, and the grant date fair value of equity awards. Realized Pay is compensation actually received by the CEO during the year, excluding any retirement distributions. Unrealized Pay represents the current value – not the grant date value used for reporting in the Summary Compensation Table – of outstanding unvested cash and stock-based incentive awards as well as the current market value of unexercised “in the money” stock options granted during the years 2011 through 2020. Award values are based on target levels of formula-based awards and fiscal year-end 2020 stock prices. See page 58 of the CD&A for more detailed definitions of realized and unrealized pay.

In addition, the chart on page 52 that displays Scale of ExxonMobil vs. Benchmark Companies has been updated with 2020 revenue. As described in the 2021 proxy statement, the Compensation Committee considers scale and complexity as relevant factors in assessing the appropriateness of pay levels.

Data represents the fiscal year ending in 2020. Excludes sales-based taxes and intersegment revenues.

Please read this supplemental information together with the more detailed information included in the CD&A, compensation tables, narrative on pages 41 through 68 of ExxonMobil’s 2021 Proxy Statement before you cast your vote on Management Resolution Item 3 – Advisory Vote to Approve Executive Compensation.

Sincerely,

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.